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                                                              EXHIBIT 10(lxxi)



                             MEMORANDUM OF AGREEMENT

                                     BETWEEN

                               THE ISOSCELES FUND

                                       AND

                                  VIRAGEN, INC.

                           DATED AS OF MARCH 17, 1999

         This AGREEMENT (this "Agreement") is entered into as of the 17 day of March, 1999, by and between the Isosceles Fund (the "Subscriber"), an entity organized and existing under the laws of the Commonwealth of the Bahamas and Viragen, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company").

         WHEREAS, the parties have entered into a Purchase Agreement to purchase $2,000,000 in principal amount of Redeemable Convertible Notes, dated the date hereof (the "Purchase Agreement");

         WHEREAS, the parties agree that, upon the terms and subject to the conditions contained herein, the Company may issue and sell to the Subscriber, from time to time as provided herein, and the Subscriber may purchase, up to $7,000,000 additional principal amount of Redeemable Convertible Notes and Warrants (as defined below); and

         WHEREAS, such investments will be made in reliance upon the provisions of Section 4(2) of and Regulation D under the United States Securities Act of 1933, as amended (the "Securities Act"), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments to be made hereunder.

         NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

         Section 1.1 "CLOSING MARKET PRICE" with respect to any date shall mean the average of the closing bid prices of the Company's Common Stock on the Principal Market during the five preceding consecutive trading days preceding the applicable Purchase Date.

      Section 1.2 "COMMON STOCK" shall mean the Company's common stock $.01 par value per share.

         Section 1.3 "CONDITION SATISFACTION DATE" shall have the meaning assigned to it in Article IV.

         Section 1.4 "EFFECTIVE DATE" shall mean the date on which the SEC first declares effective a Registration Statement registering resale of the Registered Shares.

         Section 1.5 "INITIAL CLOSING" shall mean the closing of the purchase and sale of the first tranche of Notes and Warrants on the Initial Purchase Date.

         Section 1.6 "INITIAL PURCHASE DATE" shall mean the date of the original issuance of the Notes.


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         Section 1.7 "INVESTMENT AMOUNT" shall mean the amounts to be paid by the Subscriber to the Company pursuant to Article II hereof.

         Section 1.8 "MATERIAL ADVERSE AFFECT" shall mean any effect on the business, operations, properties, prospects, or financial condition of the Company that is material and adverse to the Company or to the Company and such other entities controlling or controlled by the Company, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise interfere with the ability of the Company to enter into and perform its obligations under any of (a) this Agreement and (b) the Registration Rights Agreement.

         Section 1.9 "NASD" shall mean the National Association of Securities Dealers, Inc.

         Section 1.10 "NOTES" shall mean the amount of Redeemable Convertible Notes issued from time to time by the Company in an amount divisable by $25,000 with an interest rate of 8% per annum, and having substantially the terms and condition set forth in Exhibit A to the Purchase Agreement.

         Section 1.11 "PRE-PAYMENT DEADLINE" shall mean the sooner of the end of the applicable Registration Period or the Effective Date.

         Section 1.12 "PRINCIPAL MARKET" shall mean the Nasdaq National Market, the Nasdaq Small-Cap Market, the American Stock Exchange or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

      Section 1.13 "PROXY" shall mean the proxy to be filed with the SEC pursuant to Section 4.2(k).

         Section 1.14 "PURCHASE DATE" shall mean the Initial Purchase Date or the Second Closing Date or Third Closing Date, as applicable.

         Section 1.15 "PURCHASE NOTICE" shall mean a notice substantially in the form of Exhibit C hereto and given pursuant to Section 2.1(b).

         Section 1.16 "REGISTRATION PERIOD" shall mean 90 days after the applicable Purchase Date if there are no comments from the SEC or 105 days after the applicable Purchase Date if there are comments from the SEC.

         Section 1.17 "REGISTRATION RIGHTS AGREEMENT" shall mean the agreement regarding the filing of the Registration Statement for the resale of the Common Stock underlying the notes, the Warrants and the Finder's Warrants, entered into between the Company and the Subscriber as of the Subscription Date.

         Section 1.18 "REGULATION D" shall mean Regulation D under the Securities Act.

         Section 1.19 "SEC" shall mean the Securities and Exchange Commission.

         Section 1.20 "SECOND CLOSING" shall mean the closing of the purchase and sale of the second tranche of Notes on the Second Closing Date.

         Section 1.21 "SECOND CLOSING DATE" shall mean the date upon which the second tranche of Notes may be purchased pursuant to Section 2.1(c)(i).

         Section 1.22 "SECTION 4(2)" shall mean Section 4(2) of the Securities Act.


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         Section 1.23 "SECURITIES ACT" shall have the meaning set forth in the recitals of this Agreement.

         Section 1.24 "THIRD CLOSING" shall mean the closing of the purchase and sale of the third tranche of Notes on the Third Closing Date

         Section 1.25 "THIRD CLOSING DATE" shall mean the date upon which the third tranche of Notes may be purchased pursuant to Section 2.1(c)(ii).

      Section 1.26 "TRADING DAY" shall mean any day during which the NASDAQ shall be open for business.

         Section 1.27 "TRANCHE" shall mean the First Tranche, the Second Tranche or the Third Tranche as those terms are used in Section 2.1.

         Section 1.28 "WARRANTS" shall mean warrants to purchase Common Stock substantially in the form set forth in Exhibit B to the Purchase Agreement.

         Section 1.29 "WARRANT AMOUNT" shall mean Common Stock equivalent to 30% of the Investment Amount divided by the applicable Closing Market Price, subject to adjustment to 20% for the Second and Third Tranches if agreed between the parties hereto.

         Any other defined terms shall have the meanings ascribed to them in the Purchase Agreement.

                                   ARTICLE II

         PURCHASE AND SALE OF REDEEMABLE CONVERTIBLE NOTES AND WARRANTS

      Section 2.1 INVESTMENTS.

              (a) First Tranche. On the Initial Purchase Date, the Subscriber purchased for $2,000,000 an equivalent principal amount of Notes and Warrants in the Warrant Amount (the "First Tranche").

              (b) Subsequent Purchases.

                  (i) Second Tranche: Following execution of the definitive documentation and consummation of the Initial Closing, the Company will have the option to sell pursuant to a Purchase Notice a second tranche of Notes in an amount equal to $3,500,000 and Warrants in the Warrant Amount (the "Second Tranche") and the Subscriber currently to purchase such Notes and Warrants if the conditions set out herein are satisfied. The Second Closing will occur within 15 business days of such Purchase Notice and shall be subject to the satisfaction of the following conditions: (1) at least 90 and not more than 120 days shall have elapsed since the Pre-Payment Deadline for the First Tranche; (2) the registration statement with respect to the First Tranche shall have been declared effective and shall remain effective to the extent not all Common Stock registered thereon has been sold; (3) the conditions set forth in Section 4.2 shall be met; and (4) the average closing bid price of the Common Stock of the Company for the 10 business days preceding the Purchase Notice for the Second Tranche shall be at least $0.50 per share (adjusted to reflect any stock split or reverse stock split).


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                  Except as set forth in Section 2.4, for the Second Tranche, all the terms and conditions of the Initial Closing will remain unchanged with the exception of (a) the Exercise Price for the Warrants (as defined therein) and the Closing Market Price which will be calculated on the basis of the price of the Company's common stock preceding the Second Closing Date and (b) all time frames shall commence on the Second Closing Date.

                  (ii) Third Tranche: Following execution of the definitive documentation and consummation of the Initial Closing and the Second Closing, the Company will have the option to sell pursuant to a Purchase Notice a third tranche of Notes in an amount equal to $3,500,000 and Warrants in the Warrant Amount (the "Third Tranche") and the Subscriber currently intends to purchase such Notes and Warrants if the conditions set out herein are satisfied. The Third Closing will occur within 15 business days of the date of such Purchase Notice and shall be subject to the satisfaction of the following conditions: (1) at least 90 and not more than 120 days shall have elapsed since the Pre-Payment Deadline for the Second Tranche; (2) the registration statements with respect to the First and Second Tranches shall have been declared effective and shall remain effective to the extent not all Common Stock registered thereon has been sold; (3) the conditions set forth in Section
                  4.2 shall be met; (4) the average closing bid price of the Common Stock of the Company for 10 business days preceding the Purchase Notice for the Third Tranche shall be at least $0.50 per share (adjusted to reflect any stock split or reverse stock split); and (5) the Company and the Subscriber will have completed the Second Closing.

                  Except as set forth in Section 2.4, for the Third Tranche, all the terms and conditions for the Initial Closing and Second Closing will remain unchanged with the exception of (a) the Exercise Price for the Warrants (as defined therein) and the Closing Market Price which will be calculated on the basis of the price of the Company's common stock preceding the Third Closing Date and (b) all time frames shall commence on the Third Closing Date.

                  Any obligations of the Subscriber with respect to the Second and Third Tranches are further conditioned on: (1) the Subscriber's completion of due diligence to its satisfaction prior to the closing of each such Tranche (the approval of such due diligence being at the Subscriber's sole discretion);
                  (2) the availability of authorized Common Stock of the Company in an amount equal to 300% of the number of shares of Common Stock that would be issued upon conversion of all outstanding Notes (including those to be issued in such Tranche), calculated at the conversion rate in effect at the date of the relevant Purchase Notice, plus 150% of the number of shares of Common Stock to be issued upon exercise of all outstanding Warrants, calculated on the same basis; (3) to the extent that the Company's shareholders do not vote to issue shares in excess of the limitations imposed by the NASD, an opinion of Company Counsel that issuances of shares under prior Tranches will not be integrated with the applicable Tranche in calculating such NASD limitations; (4) the issuance of an updated Transfer Agent Consent in the form of Exhibit D hereto and (5) no event described in Section 6.7 of the Purchase Agreement shall be existing.

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         Section 2.2 CLOSINGS. On the Second Closing Date and the Third Closing
Date, (either or both "Subsequent Closing Dates") (i) the Company shall deliver into escrow the Notes and the Warrants, to be purchased by the Subscriber, registered in the name of the Subscriber, and (ii) the Subscriber shall deliver into escrow the principal amount of the Notes. In addition, on or prior to a Subsequent Closing Date, each of the Company and the Subscriber shall deliver all documents, instruments and writings required to be delivered or reasonably requested by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein.

Payment of funds to the Company and delivery of the certificates to the Subscriber shall occur out of escrow in accordance with the Escrow Agreement between the parties hereto and Chase Manhattan Bank & Trust Co. dated as of March 17, 1999 following (x) the Company's deposit into escrow of the certificates representing the Notes and Warrants and (y) the Subscriber's deposit into escrow of the relevant Investment Amount; PROVIDED that to the extent the Company has not paid the expenses, including fees, expenses and disbursements of the Subscriber's counsel in accordance with Section 13.1 of the Purchase Agreement, the amount of such fees, expenses and disbursements shall be paid from the escrow account in immediately available funds, at the direction of the Subscriber, to Subscriber's counsel with no reduction in the number of Notes or Warrants issuable to the Subscriber on such Closing Date.

         Section 2.3 TERMINATION OF INVESTMENT INTENT. The Subscriber shall not purchase Notes and Warrants in the event that (i) the applicable Registration Statement is not effective within 90 after the applicable Purchase Date if there are no comments from the SEC or 105 days after the Initial Purchase Date if there are comments from the SEC; (ii) there shall occur any stop order or suspension of the effectiveness of the Registration Statement for an aggregate of 30 Trading Days, for any reason other than deferrals or suspension in accordance with Section 2.1(i) of the Registration Rights Agreement, as a result of corporate developments subsequent to the Subscription Date that would require such Registration Statement to be amended to reflect such event in order to maintain its compliance with the disclosure requirements of the Securities Act; or (iii) the Company shall at any time fail to comply with the requirements of
Article VI of the Purchase Agreement.

         Section 2.4 TERMS OF SUBSEQUENT PURCHASE AGREEMENT. Any purchases of Notes or Warrants pursuant to the Second or Third Closings shall be made pursuant to purchase agreements having the same terms and conditions, representations, conditions and warranties as set out in the Purchase Agreement (subject to such changes as shall be mutually agreed by the parties hereto), and the terms of the Notes and Warrants shall be the same as those set forth in the Purchase Agreement, except that the provisions in the Warrants and Notes regarding (a) the number of conversions of the Notes, (b) the percentage of the Notes converted on each Conversion Date, (c) the number repricing provisions and Re-Set Dates of Issued Shares, (d) the Applicable Rates with respect to Warrants, (e) the number of Warrants exercisable unconditionally after the Purchase Date, (f) the termination of the repricing events with respect to the Warrants, and (g) the Re-Sets of the Warrant Exercise Price shall be as set forth in the Termsheet between the parties hereto dated February 11, 1999.


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                                   ARTICLE III

           CONDITIONS PRECEDENT TO THE RIGHT OF THE COMPANY TO DELIVER
             A PURCHASE NOTICE AND THE PURCHASE BY THE SUBSCRIBER OF
                  NOTES IN THE SECOND CLOSING AND THIRD CLOSING

         The right of the Company to deliver a Purchase Notice and the purchase by the Subscriber of the Notes described therein incident to a closing is subject to the satisfaction, on (i) the date of delivery of such Purchase Notice and (ii) the applicable closing date (each a "Condition Satisfaction Date"), of each of the following conditions:

                   (a) Registration of the Registrable Securities with the SEC. As set forth in the Registration Rights Agreement, the Company shall have filed with the SEC one or more Registration Statements with respect to previous Tranches that shall have been declared effective by the SEC and the Company shall be in compliance with the Registration Rights Agreement.

                   (b) Effective Registration Statement. As set forth in the Registration Rights Agreement, the Registration Statement(s) shall have previously become effective and shall remain effective on each Condition Satisfaction Date and (i) neither the Company nor the Subscriber shall have received notice that the SEC has issued or intends to issue a stop order with respect to a Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of a Registration Statement, either temporarily or permanently, or intends or has threatened to do so (unless the SEC's concerns have been addressed and the Subscriber is reasonably satisfied that the SEC no longer is considering or intends to take such action), and (ii) no other suspension of the use or withdrawal of the effectiveness of a Registration Statement or related prospectus shall exist.

                   (c) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company made in the Purchase Agreement and any subsequent purchase agreement with respect to the Second and Third Tranches shall be true and correct in all material respects as of each Condition Satisfaction Date as though made at each such time (except for representations and warranties specifically made as of a particular date) with respect to all periods, and as to all events and circumstances occurring or existing to and including each Condition Satisfaction Date, except for any conditions which have temporarily caused any representations or warranties herein to be incorrect and which have been corrected with no continuing impairment to the Company or the Subscriber and the Company shall have furnished a compliance certificate in the form of Exhibit B hereto.

                   (d) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the Registration Rights Agreement to be performed, satisfied or complied with by the Company at or prior to each Condition Satisfaction Date.

                   (e) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or adopted by any court or governmental authority of competent jurisdiction that prohibits or directly and adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement.


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                   (f) Adverse Changes. Since the date of filing of the
                   Company's most recent SEC Document, no event that had or is reasonably likely to have a Material Adverse Effect has occurred.

                   (g) No Suspension of Trading In or Delisting of Common Stock. The trading of the Common Stock (including without limitation the Purchased Shares) shall not have been suspended by the SEC, the Principal Market or the NASD and the Common Stock (including without limitation the Purchased Shares) shall have been approved for listing or quotation on and shall not have been delisted from the Principal Market. The issuance of shares of Common Stock with respect to the applicable Closing, if any, shall not violate the shareholder approval requirements of the Principal Market.

                   (h) Legal Opinions. The Company shall have caused to be delivered to the Subscriber an opinion of the Company's independent counsel in the form of Exhibit A hereto, addressed to the Subscriber; provided, however, that in the event that such an opinion cannot be delivered by the Company's independent counsel to the Subscriber, the Company shall not deliver a Purchase Notice. If a Purchase Notice shall have been delivered in good faith without knowledge by the Company that an opinion of independent counsel cannot be delivered as required, at the option of the Subscriber, either the applicable Closing Date shall automatically be postponed for a period of up to five Trading Days until such an opinion is delivered to the Subscriber, or such Closing shall otherwise be canceled. The Company's independent counsel shall also deliver to the Subscriber upon execution of this Agreement an opinion in form and substance reasonably satisfactory to the Subscriber addressing, among other things, corporate matters and the exemption from registration under the Securities Act of the issuance of the Registrable Securities by the Company to the Subscriber under this Agreement and the Registration Rights Agreement.

                   (i) Due Diligence. No dispute between the Company and the Subscriber shall exist as to the adequacy of the disclosure contained in any Registration Statement.

                   (j) Escrow Agreement. The parties hereto shall have entered into a mutually acceptable escrow agreement for the purchase prices due hereunder, providing for reasonable interest on any funds deposited into the escrow account established under such agreement.

                   (k) The Company shall prepare for shareholder approval a proxy to be filed with the SEC authorizing the issuance of additional shares in order to comply with NASD limitations with respect to the number of shares issued and shall receive approval of such Proxy; PROVIDED, HOWEVER, that the Company shall not file such Proxy with the SEC until the Registration Statement with respect to the First Tranche has been declared effective.


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                   (l) The Company shall have notified the transfer agent of the terms of the Subsequent Purchase Agreement, including each Conversion Date, Conversion Date upon which the Warrant Exercise Price may be re-set and the deadline for filing of the registration statement and the Effective Date. The
                   Company shall instruct the transfer agent to issue following the Effective Date, the respective common stock certificates without restrictive legend in the name of the Subscriber or such persons as may be designated by the Subscriber representing the number of shares of the Issuer's common stock issuable upon each respective Conversion Date and Warrant Exercise Date, as applicable, and deliver such shares to escrow within two trading days of the respective
                   Conversion Date and Warrant Exercise Date. The Issuer represents that instructions to impose a "stop transfer" will be given to the transfer agent with respect to the share certificates until the Effective Date and that thereafter the Issuer's common stock shall otherwise be freely transferable on the books and records of the Issuer. Prior to the Purchase Date the Issuer will cause the transfer agent to execute and acknowledge in writing to the Subscriber an irrevocable consent to the foregoing (the "Transfer Agent Consent") in the form of Exhibit D hereto. To the extent set forth in the terms of the Note, delivery shall be electronically and the Company shall so instruct the transfer agent.

                   (m) Other. On each Condition Satisfaction Date, the Subscriber shall have received and been reasonably satisfied with such other certificates and documents as shall have been reasonably requested by the Subscriber in order for the Subscriber to confirm the Company's satisfaction of the conditions set forth in this Article III, including, without limitation, a certificate in substantially the form and substance of Exhibit D hereto, executed in either case by an executive officer of the Company and to the effect that all the conditions to such Closing shall have been satisfied as at the date of each such certificate.

                                   ARTICLE IV

                                  CHOICE OF LAW

          Section 4.1 CHOICE OF LAW. This Agreement shall be construed under the laws of the State of New York.


         IN WITNESS WHEREOF, the parties hereto have caused this Memorandum of Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

                                            THE ISOSCELES FUND

                                            By:
                                               _____________________________
                                               Name:
                                               Title:

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                                            VIRAGEN, INC.

                                            By:
                                               _____________________________
                                               Dennis W. Healy
                                               Exec. VP/CFO/Treas./Secy


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                                    EXHIBIT A

              FORM OF OPINION OF THE COMPANY'S INDEPENDENT COUNSEL

         1. The Company is duly organized and validly existing under the laws of the state of Delaware and has requisite power and authority to enter into the Purchase Agreement, the Registration Rights Agreement, the Notes, the Warrants and the Escrow Agreement (the "Agreements"); the execution and delivery of the Agreements and the consummation by the Company of the transactions contemplated thereby are duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or Shareholders is required; and the Agreements have been duly executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

         2. The Shares of Common Stock to be received upon exercise of the Warrants or conversion of the Notes are validly issued and outstanding, fully paid and non-assessable and subject to no preemptive rights.

         3. The number of authorized shares of the Company will be unaffected by a reverse stock split.

         4. The sale of the Notes and the Warrants and the conversion or exercise thereof is not required to be registered under the Securities Act of 1933.

                                    EXHIBIT B

                             COMPLIANCE CERTIFICATE

                                  VIRAGEN, INC.

         The undersigned, hereby certifies, with respect to the Notes and Warrants of Viragen, Inc. (the "Company") issuable in connection with the Purchase Notice, dated _____________ (the "Notice"), delivered pursuant to the Memorandum of Agreement, dated March 17, 1999, by and between the Company and the Isosceles Fund (the "Agreement"), as follows:

         1. The undersigned is the duly elected Executive Vice President and Chief Financial Officer of the Company.

         2. The representations and warranties of the Company set forth in
Article IV of the Purchase Agreement dated March 17, 1999are true and correct in all material respects as though made on and as of the date hereof.

         3. The Company has performed in all material respects all covenants and agreements to be performed by the Company on or prior to the Closing Date related to the Notice and has complied in all material respects with all obligations and conditions contained in the Agreement.

         The undersigned has executed this Certificate this ____ day of ________, 199_.

                                 ------------------------------------
                                 Dennis W. Healey
                                 Executive Vice President
                                 and Chief Financial Officer

                                    EXHIBIT C

                             FORM OF PURCHASE NOTICE

The Isosceles Fund
c/o Manzur Associates, Ltd.
Witan Court, 270 Witan Gate West
Milton Keynes, MK9 1EJ
United Kingdom

                                                              [Date]

Dear Sirs,

      Pursuant to the Memorandum of Agreement between us dated March 17, 1999 (the "Agreement"), and subject to the terms and conditions set forth therein we hereby exercise our right to require you to purchase Notes (as defined in the Agreement) in the principal amount of $3,500,000. The closing with respect to such purchase is to take place within 15 days of the date of this Notice, provided that the conditions set forth in the Agreement are met.

                                      Sincerely,

                                      VIRAGEN, INC.

                                      By:
                                         -----------------------------
                                            Name:
                                            Title:

                                    EXHIBIT D

                         FORM OF TRANSFER AGENT CONSENT